Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements No. 333-172406 on Form S-8 and No. 333-176437 on Form F-3 of our Annual Report dated April 19, 2013, relating to the consolidated financial statements of SGOCO Group, Ltd. and its subsidiaries (collectively the “Company”), which appears in this Annual Report on Form 20-F of the Company for the years ended December 31, 2011 and 2012.

/s/ Crowe Horwath (HK) CPA Limited

Hong Kong, China

April 19, 2013